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                                                                    Exhibit 23.3

                             KELLER & COMPANY, INC.
                        FINANCIAL INSTITUTION CONSULTANTS
                              555 METRO PLACE NORTH
                                    SUITE 524
                               DUBLIN, OHIO 43017
                                 (614) 766-1426
                               (614) 766-1459 FAX




December 15, 2000



Re:      Valuation Appraisal of First BancTrust Corporation
         First Bank & Trust, S.B.
         Paris, Illinois


We hereby consent to the use of our firm's name, Keller & Company, Inc. ("Keller"), and the reference to our firm as experts in the Application for Conversion to be filed by First Bank & Trust, S.B., and any amendments thereto and references to our opinion regarding subscription rights filed as an exhibit to the applications referred to hereafter. We also consent to the use of our firm's name in the Form SB-2 to be filed by First BancTrust Corporation with the Securities and Exchange Commission and any amendments thereto, and to the statements with respect to us and the references to our Valuation Appraisal Report and in the said Application for Conversion Form and any amendments thereto and in the notice and Application for Conversion filed by First BancTrust Corporation.

Very truly yours,

KELLER & COMPANY, INC.



by:      /S/ MICHAEL R. KELLER
     ------------------------------
         Michael R. Keller
         President